UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 24, 2012

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On April 25, 2012, George J. Belhumeur, the Senior Vice President of Operations of San Jose Water Company, a wholly owned subsidiary of SJW Corp. (the “Corporation”), informed the company that he will retire effective May 25, 2012. Mr. Belhumeur is one of the named executive officers in the Corporation's most recent proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 7, 2012. Upon his retirement, Mr. Belhumeur will cease to be an executive officer of the Corporation and San Jose Water Company.

Mr. Belhumeur has been in the employ of San Jose Water Company for more than 41 years, and in connection with his retirement on May 25, 2012, the Executive Compensation Committee of the Corporation's Board of Directors has authorized a cash payment to Mr. Belhumeur in the aggregate amount of approximately $40,000 (less applicable withholdings) to be paid in a lump sum on the first day of the seventh month following his retirement date. The payment is conditioned upon Mr. Belhumeur's retirement on May 25, 2012 and his execution and delivery of a release of all claims against the Corporation and its subsidiaries and its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: April 26, 2012	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer

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